ACQUISITION AGREEMENT

      THIS  ACQUISITION AGREEMENT, made this 19th day  September,

1997  by and between SCOTT A. STEVENS ("Stevens"), BOBBY J. PAYNE

("Payne")   and  LAURIE  HUTCHEISON  ("Hutcheison")  (hereinafter

collectively    referred    to    as    "Securityholder"),    TCS

COMMUNICATIONS,  INC.,  a Texas corporation   ("Seller"),  ARGUSS

HOLDINGS, INC.,  a Delaware corporation (the "Parent"), and WHITE

MOUNTAIN   CABLE   CONSTRUCTION  CORP.  ("Buyer"),   a   Delaware

corporation and a 100% subsidiary of Parent.

                     INTRODUCTORY STATEMENT

      A.    Seller  is  a full service multimedia  communications

contractor   engaged   in   the   construction,   reconstruction,

maintenance,  repair, and expansion of CATV,  SMATV  systems  and other related systems in the telecommunications industry.

     B.   Securityholders Stevens and Payne collectively own 100%

of  the voting shares and more than two-thirds of the outstanding shares of capital stock of Seller, and join in this Agreement for the purpose of making the representations and warranties required under Articles 3 and 5, and the indemnifications under Articles 3 and 11.

      C.    Seller has agreed to sell and Buyer has agreed to buy

the  assets  of Seller under the terms and conditions hereinafter set forth.

      D.   The parties intend that this transaction qualify as  a

tax   free  reorganization  under  Section  368(a)(1)(C)  of  the

Internal Revenue Code of 1986, as amended.

      NOW, THEREFORE, WITNESSETH, for and in consideration of the premises  and  the mutual representations, warranties,  covenants and  agreements  herein  contained and other  good  and  valuable consideration,  receipt  of  which is  hereby  acknowledged,  the parties do agree as follows.

                          DEFINITIONS

      The following terms when used in this ACQUISITION AGREEMENT shall have the following meanings:

           "Accounts Receivable" means accounts receivable, notes

due  from all sources of the Seller, and credits for returned  or damaged merchandise.

           "Act"  shall mean the Securities Act of 1933,  as  the

same has been and shall be amended from time to time.

            "Adverse  Consequences"  means  all  actions,  suits,

proceedings,   hearings,  investigations,  charges,   complaints,

claims,   demands,   injunctions,  judgments,  orders,   decrees,

rulings,  damages,  dues, penalties, fines,  costs,  liabilities,

obligations, taxes, liens, losses, expenses, and fees,  including court  costs  and attorneys' fees and expenses, net  of  all  tax savings and insurance proceeds actually received by an Indemnitee with respect to any of the foregoing.

           "Agreed Value of the Assets" shall mean a sum equal to

the  product of Three and One-Half (3-1/2) times the "August 1998

12  Month  Adjusted Cash Flow", as that term is defined  in  this

Agreement, plus the sum of One Million Dollars ($1,000,000).

          "Agreement" means this ACQUISITION AGREEMENT.

           "Arguss" shall mean the Parent, Arguss Holdings, Inc.,

a  Delaware corporation with its principal offices located at One

Church  Street,  Suite 302, Rockville, Maryland  20850,  and  its

successors and assigns.

           "Arguss Stock" shall mean authorized capital stock  of

Arguss.

           "Assets" means all property, rights, things  of  value

and other assets of the Seller described, referred to, or listed,

in paragraph 1.2 of this Agreement.

           "Assumed  Liabilities" means all  liabilities  of  the

Seller specifically included in paragraph 3.2 of this Agreement.

          "Buyer" has the meaning set forth in the preface above.

           "Closing" means the transfer of the Initial  Stock  to

Buyer  or  Securityholder pursuant to this Agreement, deposit  of the Escrowed Stock into escrow, and the transfer of the Assets to

Buyer.

           "Closing  Date" means the date of Closing, established

under Article 4 of this Agreement.

          "Code" means the United States Federal Internal Revenue

Code of 1986, as amended.

          "DGCL" means Delaware General Corporation Law.

           "December  1996  Audit" shall mean the  audit  of  the

Seller for the twelve (12) month period ending December 31, 1996,

prepared   in  accordance  with  generally  accepted   accounting

principals consistently applied by the accounting firm of  Perzel

&  Lara,  P.A.  Parent and Buyer acknowledge that this audit  and the  Financial  Statement  defined  hereinafter  have  also  been presented to them adjusted to an accrual basis, as if Seller were a subchapter C corporation.

           "December 1996 12 Month Adjusted Cash Flow" shall, for

the  purposes of this Agreement, equal Three Million, Two Hundred and  Thirty-One Thousand Five Hundred and Thirty-Two  and  No/100

Dollars ($3,231,532).

           "Employment Agreement" means the Employment Agreements

to  be  executed  by  the Seller, Stevens, Payne  and  other  key employees of Seller at Closing pursuant to paragraph 7.7 hereof.

           "Environmental,  Health, and Safety  Laws"  means  the

United   States  federal  Comprehensive  Environmental  Response,

Compensation and Liability Act of 1980, the Resource Conservation

and  Recovery Act of 1976, and the Occupational Safety and Health

Act  of  1970,  each  as amended, together with  all  other  laws

(including   rules,   regulations,  codes,  plans,   injunctions,

judgments,  orders, decrees, rulings, and charges  thereunder  of federal,  state, local, and foreign governmental and all agencies thereof)  concerning pollution or protection of the  environment,

public   health  and  safety,  or  employee  health  and  safety,

including  laws relating to emissions, discharges,  releases,  or threatened  releases  of pollutants, contaminants,  or  chemical,

industrial,  hazardous, or toxic materials or  wastes  (including

asbestos   and   oil  or  petroleum)  (collectively,   "Hazardous

Materials")  into ambient air, surface, water, ground  water,  or lands  or  otherwise  relating  to the  manufacture,  processing,

distribution,  use, treatment, storage, disposal,  transport,  or handling  of  pollutants, contaminants, or chemical,  industrial,

hazardous, or toxic materials or wastes.

           "Escrow Agent" shall mean Seller's counsel as set  out

in paragraph 15.9 of this Agreement.

           "Escrow  Agreement" shall mean the  Escrow  Agreements

executed  by  the  Buyer  and Seller pursuant  to  paragraph  7.5 hereof.

           "Escrowed Stock" shall mean that amount of Stock equal

in  value to the difference between (a) the product of three  and one-half  (3 1/2) times the December 1996 12 Month Adjusted  Cash

Flow,  and  (b) the sum of Eight Million Four Hundred Eighty  Two

Thousand Seven Hundred Seventy Two Dollars ($8,482,772).

           "Extremely  Hazardous Substance" has the  meaning  set

forth  in  Section  302 of the Emergency Planning  and  Community

Right-to-Know Act of 1986, as amended.

           "Financial  Statement"  means  the  audited  financial

statement  of the Seller for the Seller's fiscal year  ending  in

1996,  including the notes thereto, prepared by Perzel and  Lara,

P.A.,   the   Seller's  regular  independent   certified   public

accountant.

          "GAAP" shall mean in accordance with generally accepted

accounting principles, consistently applied.

            "Hutcheison"   shall   mean  Laurie   Hutcheison,   a

stockholder of Seller and signatory of this Agreement.

           "Initial Stock" shall mean Arguss Stock transferred to

Seller  at closing which is equal in value to Nine Million,  Four

Hundred Eighty Two Thousand Seven Hundred Seventy Two and  No/100

Dollars ($9,482,772).

           "August  1998 Audit" shall mean the audit of  the  TCS

Division of Buyer for the twelve (12) month period ending  August

31,  1998,  prepared  on  an  accrual basis  in  accordance  with generally accepted accounting principles consistently applied  by the accounting firm of Perzel & Lara, P.A., and acceptable to the accounting firm of KPMG Peat Marwick.

           "August  1998 12 Month Adjusted Cash Flow" shall  mean

that  value  determined  in accordance  with  generally  accepted accounting  principles consistently applied,  and  based  on  the

August  1998  Audit,  equal to the difference  between  (a)  that number  equal  to  the twelve (12) month net income  of  the  TCS

Division  of  Buyer through August 31, 1998, adjusted  by  adding back all deductions taken in determining such number, if any, for interest,  depreciation, amortization, and income taxes  and  (b)

the  number  equal to sixty per cent (60%) of the TCS  Division's depreciation for that same period.  Notwithstanding the  form  of the August 1998 Audit, no expense of any kind of Parent or Buyer,

or any of their subsidiaries or affiliates, shall be allocated or attributed to the TCS Division of Buyer, and no assets of the TCS

Division shall be written off, in determining the August 1998  12

Month  Adjusted Cash Flow, without the prior written  consent  of

Securityholder.

           "Net  Worth of Seller" shall mean the total assets  of

the  Seller, reduced by any value placed on the intangible assets of  the Seller, including but not limited to, goodwill, less  the total  liabilities of the Seller as those terms are shown on  the

Financial   Statement,   including  the   deferred   income   tax

liabilities  that would have been recorded by the  Seller  as  if such taxpayer were a subchapter C corporation, which shall be the sum of Three Million Six Hundred Thousand Dollars ($3,600,000) on

the Closing Date, as provided in paragraph 2.1(d) herein.

           "Payne"  shall  mean  Bobby J. Payne,  a  stockholder,

officer  and  director of the Seller, and  a  signatory  to  this

Agreement.

           "Purchase Price" means the aggregate consideration set

forth in Article II hereof.

          "Registered Arguss Stock" means Arguss Stock registered

in  compliance with the Securities Act of 1933, as  amended,  and saleable  by  Seller or Securityholder on or  after  November  1,

1997.

            "Registration  Rights  Agreement"  shall   mean   the

Registration  Rights  Agreement executed  by  Securityholder  and

Parent pursuant to paragraph 7.11 hereof.

           "Stevens"  shall mean Scott A. Stevens, a stockholder,

officer  and  director of the Seller, and  a  signatory  to  this

Agreement.

          "TGCL" means Texas General Corporation Law.

                           ARTICLE I

                        THE TRANSACTION

      1.1   Purchase and Sale. On the Closing Date, Seller  shall

transfer  the  Assets free and clear of all liens or encumbrances

(other than the Assumed Liabilities) to the Buyer in exchange for the Purchase Price.

      1.2   Assets.  Except as specifically excluded  below,  the

Assets  sold  shall  be  all  of Seller's  interest  in  Seller's business  as  a  going concern; Seller agrees  to  sell,  convey,

assign, transfer and deliver to the Buyer:

          1.2.1 All of Seller's machinery, equipment (which shall

be  transferred  "as  is"),  transportation  equipment,  and  all furniture,  furnishings, fixtures, trade  names,  phone  numbers,

services  marks,  service mark registration, tax  refunds,  trade

secrets  and  technical  know-how,  all  licenses,  permits   and

approvals  necessary  for, or related to, the  operation  of  the business  of Seller (the "Business"), and all of Seller's  right,

title  and interest in client and customer lists, customer files,

correspondence  and all documentation relating to  the  Business,

and  work  product,  exhibits and studies  related  thereto.  The

Assets  include  but  are not limited to the tangible  equipment,

personal  property  and  leasehold  improvements  summarized   on

Exhibit 5.9 and all of Seller's right, title and interest in  the

Leases  and  the  security deposits deposited in accordance  with their terms set forth in Exhibit 5.9 and 5.11.

           If notified by Buyer prior to Closing, and subject  to

any  required agreement of any insurer, Seller shall allow  Buyer to  succeed  to Seller's Workman's Compensation and  unemployment

insurance   ratings,  insurance  policies,  deposits  and   other

interests  of  the  business and other ratings for  insurance  or other  purposes,  provided that Buyer shall not be  obligated  to succeed  to  any such rating, insurance policy or other  interest except as it may elect.

           1.2.2  All leasehold improvements associated with  and

located  at  34931 US Highway 19, North, Suite 300, Palm  Harbor,

Florida.

           1.2.3  All transferable contracts, leases,  and  other

agreements and all transferable policies of insurance  in  effect on the Closing Date.

           1.2.4 All cash, cash equivalents, accounts receivable,

merchandise,  work-in-process,  finished  goods,  and  goods   in

transit,  inventory of every kind and nature, including  but  not limited  to  supplies and materials owned by  Seller  as  of  the

Closing Date; and it being further agreed and understood that the current inventory shall not be disposed of except in the ordinary course of business form the date hereof to the date of closing.

           1.2.5  All right and interest in and to the  telephone

number(s) currently used by Seller. Seller shall execute any  and all  documents or consents necessary to convey the  number(s)  to

Buyer.

            1.2.6  All  right  and  interest  in  the  name  "TCS

Communications", the exclusive use of the above name, and  Seller agrees  that Buyer may use the name "TCS Communications"  in  all advertising, including but not limited to telephone  listing  and window advertisements.

          1.2.7 Excluded from the "Assets" are the following:

                (1)  Those items of equipment which may have been

disposed of in the ordinary course of business since the date  of this Agreement and before Closing.

                (2)  Corporate seal, minute book, and tax records

of Seller.

                (3)   Seller's  lease for the following  vehicles

specified on the List of Vehicles, attached as Exhibit 1.2.7(3).

                (4)   Such additional items of personal property,

if  any, as shall be agreed to by Buyer and specified on the List of Equipment, attached as Exhibit 1.2.7(4).

           1.2.8     All right, title and interest in and to  all

other  names  or other intellectual property used by  or  in  the business of the Seller.

     1.3  Liquidation and Dissolution of Seller.  Seller shall in compliance  with the applicable laws of the State of Texas,  duly call  a  special  meeting of the holders  of  its  capital  stock entitled  to  vote  thereon  for the purpose  of  approving  this

Agreement,  the  transfer of its assets to  the  Buyer,  and  the change  of  name and liquidation and dissolution  of  the  Seller hereinafter provided for.  Seller shall use its best  efforts  to cause  its shareholders to adopt this Agreement, the transfer  of

its   assets,   changing  its  name,  and  its  liquidation   and

distribution.  Immediately after the Closing, Seller  shall  take all  action required to change its name to one which will not  be confused  with  the present name of the Seller  and  Seller  will initiate  proceedings  to  dissolve its corporate  existence  and liquidate its affairs as soon as practical.  Seller will promptly liquidate  and distribute to its stockholders, in liquidation  of the  assets as contemplated herein and in accordance with a  plan of  liquidation and distribution to be adopted by  the  Board  of

Directors  of Seller prior to the Closing Date (a copy  of  which will  be  supplied  prior  to the Closing  Date  to  the  Buyer's counsel), the shares of Arguss Stock (and right to receive Arguss

Stock) delivered by the Parent to Seller.

                           ARTICLE II

               PURCHASE PRICE: METHOD OF PAYMENT

      2.1  Purchase Price. The total purchase price to be paid by

Buyer  to the Seller shall be an amount equal to the Agreed Value of the Assets, as that term is defined in this Agreement.

     The Purchase Price shall be paid as follows:

           (a)   At  Closing, the Initial Stock, of which 662,717

shares  shall be issued to Seller or as Seller may  direct  at  a value  per share of Six and 40/100 Dollars ($6.40), and the  rest issued  to  Seller  or as Seller may direct shall  be  Registered

Arguss  Stock,  equal  in  value until  sold  by  the  Seller  or

Securityholder, after allowance for all commissions and fees,  if any,  for their sale, to at least $5,241,386, shall be issued  to

Seller  or  Securityholder as set forth  in  Exhibit  2.1(a)  and deposited with the Escrow Agent to be held and released  pursuant to  the terms and conditions of the Escrow Agreement attached  as

Exhibit  7.5(a).  Seller and Securityholder shall have the  right to  sell  the  Registered Arguss Stock received at Closing  after

November  1,  1997,  and if such right is exercised,  the  Escrow

Agent shall within five (5) days thereafter return to Parent  all

Registered  Arguss Stock or its value in cash  not  necessary  to equal in value when sold, after commissions and fees, the sum  of

$5,241,386,  plus interest on that sum of Six Percent  (6%)  from the date of Closing to the date of their sale; provided, however,

Parent   and   Buyer   agree  that  in  the  event   Seller   and

Securityholder exercise their right to sell, but are not able  to sell  the  Registered  Arguss Stock  for  the  sum  of  at  least

$5,241,386, after allowance for all commissions and fees, if any,

for  their sale, by November 7, 1997, Seller shall thereafter  be entitled  to receive from Parent and the Escrow Agent  Registered

Arguss  Stock equal in value until sold, after allowance for  all commissions  and  fees,  if  any, of at  least  $5,241,386,  plus interest  on  that sum at the rate of fifteen percent  (15%)  per annum, compounded annually, from November 1, 1997, until all such

Registered Arguss Stock is sold.

           (b)  At Closing, Buyer shall also deposit the Escrowed

Stock  with the Escrow Agent to be held and released pursuant  to the  terms  and  conditions of the Escrow Agreement  attached  as

Exhibit 7.5(b). Of the Escrowed Stock 220,906 shares shall be  in the  form  of an irrevocable commitment of Parent to issue  those shares  to Seller or Securityholder at a price per share  of  Six and 40/100 Dollars ($6.40), and the rest shall be in the form  of an  irrevocable  commitment  of Parent  to  issue  to  Seller  or

Securityholder  immediately  saleable  Registered  Arguss  Stock,

equal in value when released from the escrow, after allowance for commissions  and  fees,  if any, for  their  sale,  to  at  least

$1,413,795.  The shares from escrow shall be issued to Seller  or

Securityholder as set forth in Exhibit 2.1(b).  The forms of  the irrevocable  commitments are attached as Exhibits  2.1(b)(1)  and

2.1(b)(2).  The Escrow Agreement shall provide for a  release  of all or part of the Escrow Stock on December 1, 1998 in accordance with paragraph 2.2(c).

          (c)  On December 1, 1998, the Seller shall receive from

the  Parent as instructed by the Escrow Agent Arguss Stock,  one-

half  of  which shall be at a price per share of Six  and  40/100

Dollars  ($6.40), and one-half shall be Registered Arguss  Stock,

the   value  of  all  of  which  Arguss  Stock  shall  equal  the difference,  if any, between the (a) Agreed Value of  the  Assets and  (b)  sum  of $9,482,772.  Such difference shall not  require

Seller  to return any Arguss Stock received at Closing,  but  may exceed  the  value  of the Escrowed Stock, in  which  event  such difference  shall be paid to Seller or Securityholder  by  Parent issuing to Seller or Securityholder on December 1, 1998, one-half of such difference in Arguss Stock at a price of $6.40 per share,

and the remaining one-half in Registered Arguss Stock. Each share of Arguss Stock so issued to Seller or Securityholder from escrow or  otherwise shall be deemed to have been fully paid for  as  of

August  31,  1998. To enable all parties to determine the  Agreed

Value  of the Assets, Securityholder shall cause the August  1998

Audit  to be completed and delivered to Buyer, at Buyer's expense on or before December 1, 1998.

           (d)  The Net Worth of Seller on the Closing Date shall

be  determined within ten (10) days of Closing by the  accounting firm  of  Perzel  & Lara, P.A., and acceptable to the  accounting firm  of KPMG Peat Marwick.  In the event the Net Worth of Seller exceeds  $3,600,000 on the Closing Date, the amount that  exceeds shall  be paid to Seller by Buyer or Parent in cash on or  before

November 14, 1997.  In the event the Net Worth of Seller is  less than  $3,600,000  on the Closing Date, the amount  that  is  less shall  be  paid  to Buyer or Parent in cash by  Seller  from  the proceeds of the first sale of their Registered Arguss Stock.

           2.2   Allocation of Purchase Price. The allocation  of

the Purchase Price by Seller, if desired, is set forth in Exhibit

2.2.

                          ARTICLE III

                   NO ASSUMPTION OF LIABILITY

           3.1  No Assumption of Liability.   Except as set forth

on  Exhibit 3.2 or otherwise set forth herein, Seller  and  Buyer hereby agree that Buyer does not hereby assume or agree to assume any  liability or obligation of any kind or nature of the Seller,

either  direct or contingent. Seller and Securityholder do hereby further  warrant that they will indemnify and save Buyer harmless from  any  and all claims other than Assumed Liabilities asserted by any creditor against Buyer and that such indemnification shall include, but shall not be limited to attorney's fees, court costs and  any other amounts or sums which may be incurred by Buyer  in defending  any  such claim or collecting any sums  due  hereunder from  Seller  or Securityholder. In the event of any  claim  made against  Buyer under this Section, Buyer agrees to notify  Seller and  Securityholder to enable them to defend against  the  claim.

Provided  Seller  or  Securityholder  provide  written  assurance within fifteen (15) days after such notice of their intention  to defend  the  claim,  Buyer agrees not  to  incur  any  costs  for attorney's fees.

           3.2   Assumed  Liabilities. At  closing,  Buyer  shall

assume  and  agrees to be responsible for the Assumed Liabilities as specifically listed on Exhibit 3.2.

           3.2.1      It is not intended that any of the  Assumed

Liabilities  shall be expanded, increased, broadened or  enlarged as  to  the rights or remedies of third parties against Buyer  or

Seller, as compared to the rights and remedies which such parties would  have  against Seller had the transactions contemplated  by this Agreement not taken place.

           3.2.2      Buyer  shall not assume or be obligated  to

pay,  perform,  or  discharge any debts, liabilities,  leases  or

other   obligations  of  Seller  of  any  kind  which   are   not

specifically identified on Exhibit 3.2.

           3.3   Tax Liabilities.  Buyer will not assume any  tax

liabilities  of  the  Seller  except as  specifically  listed  on

Exhibit  3.2. The cumulative adjustment required to  convert  the

Seller  from  a cash to an accrual basis taxpayer shall  also  be presented  on the Seller's final tax return and any tax liability attributable  to  any  such  cumulative  adjustment  shall  be  a liability  of  the  Securityholders as the  shareholders  of  the

Seller  for  the  period  covered  by  the  final  return.    The

cumulative adjustment shall be the excess of the income which the

Seller would have reported under the accrual method of accounting through  and including the Closing Date over the income  reported by  the Seller through its use of the cash basis of accounting as represented  by the accrual basis assets and liabilities  of  the

Seller on its Closing Date financial statement.

                           ARTICLE IV

                            CLOSING

      The  Closing  of the acquisition shall occur by  telephone,

facsimile,  and overnight courier between the offices  of  Parent and  Seller  beginning at 10:30 a.m on the 19th day of September,

1997, (the "Closing Date"). At the Closing:

     4.1  Obligations of Seller. At Closing, Seller shall deliver to Buyer the following:

           4.1.1  A  bill of sale and such other assignments  and

other instruments of transfer as shall be reasonably necessary in the opinion of Buyer or its counsel to vest in Buyer title to the

Assets pursuant to this Agreement. Seller will also cause  to  be executed  appropriate corporate resolutions pursuant  to  Article

5.10  of  the Texas Business Corporation Act evidencing that  the transfer of all or substantially all of Seller's Assets to  Buyer as  contemplated  hereby  has  been  duly  approved  by  Seller's

Directors and Shareholders in the manner and by the vote required by TGCL or any other applicable law.

          4.1.2 The assignments and assumptions of all contracts,

leases,  loan documents, or agreements to which the Seller  is  a party.

           4.1.3  Seller shall deliver the certification  of  its

chief   executive   and   chief  financial   officer   that   the

representations and warranties made in Article 5 hereof are  true and  correct to the best of their knowledge as of this  date  and will  deliver a similar certification on the Closing Date,  which

certifications   will  include  that  such  representations   and

warranties  and  covenants  herein  do  not  contain  any  untrue statement  of  material  fact or omit to state  a  material  fact necessary  in  order to make the representations  and  warranties made,  in  the  light of the circumstances under which  they  are made,  not  misleading,  and  attaching  and  certifying  to  the completeness and accuracy of each Exhibit supplied by Seller  and

Securityholder to this Agreement.

           4.1.4 Appropriate certificates of incumbency from  the

officers  of  the  Seller  and  such other  documents  reasonably requested  by  Buyer's counsel in order to demonstrate  that  all necessary corporate and shareholder actions have been duly taken,

provided such other documents have been requested from Seller  by

Buyer's counsel in writing at least seven (7) days prior  to  the

Closing Date.

           4.1.5  The Seller and Securityholder agree  that  they

will,  at any time and from time to time after the Closing  Date,

upon  request  of the Parent or Buyer, do, execute,  acknowledge,

and deliver or will cause to be done, executed, acknowledged, and delivered,  all such further acts, deeds, assignments, transfers,

conveyances,  powers of attorney, and assurances as  may  in  the

Parent or Buyer's reasonable opinion be necessary or advisable to confirm the Buyer's title to and interest in or to enable  it  to deal  with  and  dispose  of, any of the  business,  assets,  and property to be conveyed, transferred, and delivered by the Seller to the Buyer under this Agreement.

      4.2   Obligations of Parent and Buyer.  At Closing,  Parent

and  Buyer  shall  deliver  to the Seller  or  Escrow  Agent,  as appropriate, the following:

           4.2.1   The  Initial  Stock as set  forth  on  Exhibit

2.1(a),  and  the Escrowed Stock, and the irrevocable commitments described in paragraph 2.1(b).

           4.2.2  The certification of their chief executive  and

chief  financial officers that the representations and warranties made  in  Article 6 hereof are true and correct to  the  best  of their  knowledge as of this date, and they will deliver a similar certification  on  the  Closing Date, which  certifications  will include  that  such representations and warranties and  covenants herein  do not contain any untrue statement of material  fact  or omit  to  state a material fact necessary in order  to  make  the

representations  and  warranties  made,  in  the  light  of   the

circumstances  under  which they are made,  not  misleading,  and attaching and certifying to the completeness and accuracy of each

Exhibit supplied by Parent and Buyer to this Agreement.

                           ARTICLE V

            REPRESENTATIONS, WARRANTIES AND CERTAIN

           COVENANTS OF SECURITYHOLDER AND THE SELLER

      As  a  material inducement to induce Parent  and  Buyer  to consummate  the  acquisition under this Agreement, Securityholder and  Seller  represent and warrant that each of the  matters  set forth  in  this  Article 5 are true and correct as  of  the  date hereof,  and acknowledge that Parent and Buyer's entry into  this

Agreement and the performance of their obligations hereunder  are made  in  reliance upon the completeness and accuracy of each  of the  matters set forth herein. The representations and warranties being made by the Seller and the Securityholders shall survive as set forth in paragraph 15.12, herein.

          5.1  Organization, Qualifications and Corporate Power.

                 (a)    The   Seller   is  a   corporation   duly

incorporated,  validly existing and in good  standing  under  the laws  of the State of Texas. Attached as Exhibit 5.1(a) is a list of  all  states in which the Seller is qualified to do  business.

The Seller is duly qualified as foreign corporation in each other jurisdiction  in which the failure to be qualified would  have  a material  adverse  effect upon the Seller.  The  Seller  has  the corporate power and authority to own and hold its properties  and to conduct its business as currently conducted and as proposed to be  conducted, and to execute, deliver and perform this Agreement to which it is signatory.

                (b)   Except  as  listed on Exhibit  5.1(b),  the

Seller  does  not  own  of  record or beneficially,  directly  or indirectly,  (i)  any  shares  of outstanding  capital  stock  or

securities   convertible  into  capital  stock   of   any   other

corporation   or   (ii)  any  participating   interest   in   any

partnership,  joint  venture  or  other  non-corporate   business

enterprise.

          5.2  Authorization of Agreement.

                (a)   The execution, delivery and performance  by

the Seller of this Agreement to which it is a signatory hereunder have  been duly authorized by all requisite corporate action  and will  not (i) violate any applicable provision of law, any  order of  any  court  or  other agency of government, the  Articles  or

Certificate  of  Incorporation or Bylaws of the  Seller,  or  any

provision  of  any  indenture, agreement or other  instrument  by which the Seller, or any of its properties or assets is bound  or affected,  or (ii) conflict with, result in a material breach  of or  constitute  (with due notice or lapse  of  time  or  both)  a default  under any such indenture, agreement or other instrument,

or  results  in being declared void, voidable or without  further binding effect any license, governmental permit or certification,

employee  plan, note, bond, mortgage, indenture, deed  of  trust,

franchise,  lease,  contract, agreement, or other  instrument  or commitment or obligation to which Seller is a party, or by  which

Seller,  or any of its assets, may be bound, subject or affected,

(iii)  violate any order, writ, injunction, decree, judgment,  or ruling  of  any  court  or governmental authority  applicable  to

Seller or any of its assets, or (iv) except as otherwise provided in  this Agreement, result in the creation or imposition  of  any lien,  charge or encumbrance of any nature whatsoever not arising in  the ordinary course of business upon any of the properties or assets of the Seller.

          5.3  Capital Stock. The authorized capital stock of the

Seller  and the holders of the issued and outstanding  shares  of such capital stock are set forth in Exhibit 5.3 hereto. Except as disclosed in Exhibit 5.3, there is no (i) subscription,  warrant,

option,  convertible  security  or  other  right  (continent   or

otherwise)  to  purchase or acquire any shares of  any  class  of capital  stock of the Seller which is authorized or  outstanding,

(ii) the Seller has no commitments to issue any shares, warrants,

options or other such rights or to distribute to holders  of  any class  of  its  capital  stock any evidence  of  indebtedness  or assets,  (iii)  the  Seller  has  no  obligation  (contingent  or otherwise) to purchase, redeem or otherwise acquire any shares of its  capital stock or any interest therein or to pay any dividend or  make any other distribution in respect thereof, and (iv)  the

Seller has no obligation or commitment to register under the  Act any  securities issued or to be issued by it. All of  the  issued and  outstanding shares of the capital stock of the  Seller  have been  validly  issued in compliance with all  federal  and  state securities laws and are fully paid and non-assessable.

           5.4  Financial Statements.    The Seller has delivered

to  Parent the Financial Statements, exclusive of the August 1998

Audit  which  will be delivered to Parent prior  to  December  1,

1998.  Such  preliminary Financial Statements  are  complete  and correct,  have been prepared in accordance with GAAP  and  fairly

present  the  financial  position  of  the  Seller  as  of   such

respective  dates,  and  the results of its  operations  for  the respective  periods  then ended. Except  as  set  forth  in  such

Financial  Statements, the Seller has no material  obligation  or liability, absolute, accrued or contingent.  The Seller has  also presented  the  Financial Statements to Parent after  making  all appropriate  adjustments required to present them on  an  accrual basis for a subchapter C corporation, which statements the Parent and Buyer have reviewed.

           5.5   Absence of Changes. Except as listed in  Exhibit

5.5  and  since  the  time period covered by the  June  30,  1997

Compilation  Report prepared by Seller's accountant and  reviewed by Buyer, the Seller has not:

           (a)  Transferred, assigned, conveyed or liquidated any

of  its  assets or entered into any transaction or  incurred  any liability  or obligation which affects the assets or the  conduct of  its  business,  other  than in the  ordinary  course  of  the

Seller's business;

           (b)   Incurred any change in its business, operations,

or  financial condition which may have a material adverse  effect on  its  assets  or its business, or become aware of  any  event,

outside of general knowledge in the industry equally available to

Buyer and Parent, which may result in any such adverse change;

           (c)  Suffered any material destruction, damage or loss

relating to its assets or the conduct of its business whether  or not covered by insurance;

           (d)  Suffered, permitted or incurred other than in the

ordinary  course of business the imposition of an  lien,  charge,

encumbrance  (which as used herein includes, without  limitation,

any  mortgage,  deed  of  trust, conveyance  to  secure  debt  or security interest) whether or not contingent in nature, or  claim upon  any  of its assets, except for any current year  lien  with respect  to  personal  or real property taxes  not  yet  due  and payable;

           (e)   Committed, suffered, permitted or  incurred  any

default  in  any liability or obligation which, in the aggregate,

have  had or will have a material adverse effect upon its  assets or the conduct of its business;

           (f)  Made or agreed to any change in the terms of  any

contract  or  instrument  to which it is  a  party  which  has  a material  adverse  effect on its assets or  the  conduct  of  its business;

           (g)   Knowingly  waived, canceled, sold  or  otherwise

disposed  of  other than in the ordinary course of business,  for less than the face amount thereof, any claim or right relating to its  assets or the conduct of its business, which it has  against others;

           (h)   Declared, promised or made any distribution from

its  assets  or other payment from the assets to its shareholders

(other   than  reasonable  compensation  for  services   actually

rendered)  or issued any additional shares or rights, options  or calls  with respect to its shares of capital stock, or  redeemed,

purchased  or otherwise acquired any of its shares, or  made  any change whatsoever in its capital structure;

          (i)  Paid, agreed to pay or incurred any obligation for

any  payment  for, any contribution or other amount to,  or  with respect to, any employee benefit plan, or paid or agreed  to  pay any  bonus  or  salary  increase to  its  executive  officers  or directors,  or  made any increase in the pension,  retirement  or other benefits of its directors or executive officers other  than in the ordinary course of business;

            (j)   Committed,  suffered,  permitted,  incurred  or

entered  into any transaction or event other than in  the  normal course  of  business which would increase its liability  for  any prior taxable year;

           (k)   Incurred  any other liability or  obligation  or

entered  into any transaction other than  in the ordinary  course of  business  which would have a material adverse effect  on  its condition (financial or otherwise); or

           (l)  Received any notices that any of its customers or

clients have taken or intend to take any steps which will disrupt its  business  relationship with them  or  could  result  in  the diminution in the value of the assets or business of the Seller.

           5.6   Actions Pending.    Except as listed on  Exhibit

5.6,  there  is  no  action, suit, investigation,  or  proceeding pending  or,  to  the knowledge of the Seller  or  Securityholder threatened  against  or  affecting  the  Seller  or  any  of  its properties  or  rights, before any court  or  by  or  before  any governmental body or arbitration board or tribunal and  no  valid

basis  exists  for  any  such  action,  suit,  investigation   or

proceeding  which  will  result  in  any  material  liability  or affirmative or negative injunction being imposed on the Seller or

its   assets.  The  foregoing  includes,  without  limiting   its

generality,  actions pending or threatened (or  any  valid  basis therefor  known  to the Seller or Securityholder)  involving  the prior employment of any employees or prospective employees of the

Seller  or  its  use,  in connection with its  business,  of  any

information   or  techniques  which  might  be  alleged   to   be

proprietary to its former employees.

           5.7  Business Property Rights.     To the best of  the

Seller's or each Securityholders' knowledge, no person or  entity has  made  or  threatened to make (or has  any  valid  reason  to threaten)  any claims that the operation of the business  of  the

Seller  is  or  will  be  in violation  of  or  infringe  on  any technology, patents, copyrights, trademarks, trade names, service marks  (and  any application for any of the foregoing)  licenses,

proprietary information, know-how or trade secrets (the "Business

Property  Rights").  To  the  best  of  the  Seller's   or   each

Securityholders' knowledge no third party is infringing  upon  or violating  any of the Seller's Business Property Rights  and  the

Seller  has  the  exclusive right to use the same.  None  of  the

Seller's  employees,  directors, or stockholders  has  any  valid claim  whatsoever  (whether direct, indirect  or  contingent)  of right,  title  or interest in or to any of the Seller's  Business

Property Rights.

           5.8   Liabilities.   Except as listed in Exhibit  5.8,

the  Seller  has no liabilities or obligations, whether  accrued,

absolute,  contingent  or  otherwise  (individually  or  in   the

aggregate),  which are of a nature required to  be  reflected  in financial  statements prepared in accordance with GAAP, including without  limitation,  any liability which might  result  from  an audit of its tax returns by any appropriate authority except  (i)

the  liabilities  and  obligations set forth  in  the  "Financial

Statements") delivered in accordance with paragraph 5.4 and  (ii)

liabilities and obligations incurred for the purpose of  enabling the Seller to conduct its normal business (in each case in normal amounts  and  incurred only in the ordinary course of  business).

Except  as  disclosed in the Financial Statements, the Seller  is not in default with respect to any liabilities or obligations and all  such liabilities or obligations shown and reflected  in  the

Financial  Statements, and such liabilities incurred  or  accrued subsequent  to  the Companies incorporation, have  been,  or  are being,  paid  or  discharged as they become  due,  and  all  such liabilities and obligations were incurred in the ordinary  course of business.

          5.9  Ownership of Assets and Leases.    Attached hereto

as  Exhibit  5.9(a)  is  a complete and correct  list  and  brief description,  as  of  the  date of this Agreement,  of  all  real property  and  material items of personal property owned  by  the

Seller and all of the leases and other agreements relating to any real,  personal or intangible property owned, used,  licensed  or leased by the Seller. The Seller has good and marketable title to all  of its assets, including those listed on Exhibit 5.9(a), and any  income or revenue generated therefrom, in each case free and clear of any liens, security interest, chattel mortgages, claims,

charges,  options, rights of tenants or other encumbrances  other than  in the ordinary course of business, except (i) as disclosed and  reserved against in the Financial Statements (to the  extent and  in the amounts so disclosed and reserved against), (ii)  for liens arising from current taxes not yet due and payable or (iii)

as  set forth on Exhibit 5.9(b). Each of the Seller's leases  and agreements is in full force and effect and constitutes  a  legal,

valid  and  binding  obligation  of  the  Seller  and  the  other respective  parties thereto, enforceable in accordance  with  its terms,  except  as  enforceability may be limited  by  applicable

equitable    principles    or    by    bankruptcy,    insolvency,

reorganization, moratorium, or similar laws from time to time  in effect  affecting the enforcement of creditors' rights generally,

and, there is not under any of such leases or agreements existing any default of the Seller, or to the best of the Seller's or each

Securityholders' knowledge of any other parties thereto (or event or  condition which, with notice or lapse of time, or both, would constitute a default). The Seller has not received any notice  of violation  of any applicable regulation, ordinance or  other  law with respect to its operations or assets, and, to the best of the

Seller's  knowledge  there is not any such violation  or  grounds therefor which could adversely affect their assets or the conduct of  its  business. The Seller is not a party to any  contract  or obligation  whereby an absolute or contingent right to  purchase,

obtain  or  acquire  any rights in any of  the  assets  has  been granted  to  anyone. There does not exist and will not  exist  by virtue  of  the  transactions contemplated by this Agreement  any claim  or  right  of third persons which may be legally  asserted against any of the Seller's assets.

           5.10  Taxes.     The Seller has paid  all  taxes  due,

assessed and owed by it as reflected on its tax returns  and  has timely  filed  all  federal, state, local and other  tax  returns which  were required to be filed and which were due prior to  the

Closing  Date,  except  for  those taxes  set  forth  on  Exhibit

5.10(a). All federal, state, local, and other taxes of the Seller accruable  since  the filing of such returns have  been  properly accrued.  No federal income tax returns of the Seller  have  ever been  audited  by the Internal Revenue Service or  any  state  or local  taxing authority, except as described in Exhibit  5.10(b).

Except  as described in Exhibit 5.10(b), no other proceedings  or other actions which are still pending or open have been taken for the assessment or collection of additional taxes of any kind from the  Seller for any period for which returns have been filed, and to  the  Seller's knowledge, no other examination by the Internal

Revenue  Service  or  any  other taxing authority  affecting  the seller  is  now  pending. Except for those  taxes  set  forth  on

Exhibit 5.10(a), taxes which the Seller were required by  law  to withhold  or  collect  subsequent to the Seller's  incorporation,

have  been withheld or collected and have been paid over  to  the proper  governmental  authorities or are  properly  held  by  the

Seller  for such payment and are so withheld, collected and  paid over as of the date hereof. No waivers of statutes of limitations with  respect to any tax returns of the Seller nor extensions  of time for the assessment of any tax have been given by any current employees  of  the Seller. Except for those taxes  set  forth  on

Exhibit  5.10(a), or as may be determined as set forth in Exhibit

5.10(b),  there is not and there will not be any liabilities  for

(i)  federal, state and local income, sales, use, excise or other taxes arising out of, or attributable to, or affecting the Assets or  the conduct of Seller's business before the Closing Date,  or

(ii)  attributable to the conduct of the operations of the Seller at any time for which Parent or the Buyer will have any liability for  payment or otherwise, including, but not limited to, any tax assessed  or imposed as a result of any conversion of the  Seller from  a  Subchapter  S to a Subchapter C corporation.  After  the

Closing,  there does not and will not exist as a  result  of  the transactions  of  the Seller prior to Closing  any  liability  of

Seller  for  taxes which may validly be asserted  by  any  taxing authority  against  the  Seller's  assets  or  the  operation  of

Seller's business and no lien or other encumbrance for taxes will attach  to  such assets or the operation of the business.  Seller and Securityholder make no warranties or representations that the

Acquisition  does  or  will qualify as a tax free  reorganization under the Code.

       Except  as  otherwise  provided  in  paragraph  15.2,  all applicable sales, transfer, documentary, use, filing,  and  other taxes  and  fees that may be due or payable as a  result  of  the conveyance,  assignment, transfer, or delivery of  the  property,

assets,  or  business to be conveyed and transferred as  provided herein whether levied on the Seller or the Buyer or Parent  shall be  borne by Seller; Buyer and Parent shall not pay any such  tax except  as  provided in paragraph 15.2; all such  taxes  paid  by

Seller, Buyer, or Parent shall be subject to their right in  good faith  to  contest  the  validity or  amount  thereof  by  proper proceedings  at the contesting party's expense. If any  such  tax

must   be  paid  by  Seller  before  the  sale  of  Seller's   or

Securityholder's Registered Arguss Stock, Parent and Buyer  agree to  advance  Seller an amount sufficient to pay those taxes  when due,  not  to  exceed  $2,000,000, and Seller and  Securityholder agree to repay Parent or Buyer all such amounts from the proceeds of  the first sale of their Registered Arguss Stock, when  it  is sold.

      The Seller has properly elected to be an S corporation  for federal  (and, where permitted, for State and local) tax purposes and  has  continued to qualify as an S corporation at  all  times from  the  date  of the S corporation election. The  Seller  will continue to qualify as an S corporation through and including the

Closing Date.

           5.11 Contracts, Other Agreements.  Attached hereto  as

Exhibit  5.11  is  a  true and complete  list  of  each  material contract, agreement and other instrument to which the Seller is a party,  including,  but not limited to, all  bank  and  financing documents.  At  Parent's  request, the Seller  shall  deliver  to

Parent  a  true and complete copy of any such contract, agreement or  instrument. All of the contracts, agreements, and instruments described in Exhibit 5.11 hereto are valid and binding  upon  the

Seller  and the other parties thereto and are in full  force  and effect,  and, neither the Seller, nor to the best of the Seller's or  each  Securityholders' knowledge any other party to any  such contact, commitment or arrangement has breached any provision of,

or  is  in  default  in  any respect under,  the  material  terms thereof. No contract, agreement or other instrument to which  the

Seller is a party will be materially breached, violated or result in  a  default  as  a  result  of  the  transaction  contemplated hereunder.

          5.12 Governmental Approvals.  No registration or filing

with, or consent or approval of, or other action by, any federal,

state or other governmental agency or instrumentality is or  will be necessary for the valid execution, delivery and performance of this Agreement by the Seller, including, but not limited to,  any approval  of  the  United  States Small  Business  Administration

required to assign any obligation of the Seller to the Buyer.

           5.13 Lack of Defaults.   The Seller and Securityholder

know of no default in performance of any obligation, covenant  or condition  contained in any note, debenture,  mortgage  or  other contract or agreement of any nature or kind to which either is  a party,  nor  of  any  default with respect to  any  order,  writ,

injunction  or  decree  of any court, governmental  authority  or arbitration  board or tribunal to which either is a party,  which would have a material adverse effect on the assets or business of the Seller. The Seller and Securityholder know of no violation of any  law,  ordinance,  governmental rule or regulation  to  which either  is subject, nor has either failed to obtain any licenses,

permits,   franchises   or   other  governmental   authorizations

necessary for the ownership of their properties or to the conduct of  their  business  where any such violation  or  failure  would likely  result in a material adverse effect upon the business  of the  Seller.  The  Seller  has conducted  and  will  conduct  its businesses  and  operations in substantial  compliance  with  all federal,  state, county and municipal laws, statutes,  ordinances and  regulations  and  are  in substantial  compliance  with  all

applicable  requirements  of  all  federal,  state,  county   and

municipal regulatory authorities.

          5.14 Employees and Employee Benefit Plans.

                (a)  Attached hereto as Exhibit 5.14(a) is a list

of    each    pension   retirement,   profit-sharing,    deferred

compensation,   bonus  or  other  incentive  plan,   or   program

arrangement,  agreement  or  other  understanding,  or   medical,

vision,  dental  or  other  health plan,  or  life  insurance  or disability  plan, or any other employee benefit plan,  including,

without  limitation, any "employee benefit plan"  as  defined  in

Section  3(3) of the Employee Retirement Income Security  Act  of

1974, as amended ("ERISA"), to which the Seller contributes or is a  party  or  is  bound or under which it may have liability  and under  which employees or former employees of he Seller (or their beneficiaries)  are eligible to participate or derive  a  benefit

(the  foregoing  herein  referred to  as  the  "Employee  Benefit

Plans").  The  Seller has delivered to Parent true,  correct  and complete copies of all Employee Benefit Plans, and the Seller has complied  in  all  material aspects with any and all  obligations required  of  it  under the terms of any plan listed  on  Exhibit

5.14(a).

                (b)   Attached hereto as Exhibit 5.14(b) are  the

names,  social security numbers and current rate of  compensation of  all salaried and hourly paid employees employed by the Seller

as   of  the  date  hereof,  with  all  key  employees  being  so designated,  and  at Closing the Seller will provide  an  updated list  of  all  such  employees as of the date  of  closing,  such updated list to be initialed by both parties at Closing.

           5.15 Insurance.     Attached hereto as Exhibit 5.15 is

a  complete  and  correct  list and description  of  all  of  the policies of liability, property, workers' compensation and  other forms of insurance or bonds carried by the Seller for the benefit of  or in connection with its assets and businesses. All of  such policies  are in full force and effect and there are  no  overdue premiums  or other payments on such policies and the  Seller  has not received any notice of cancellation or termination of any  of these  policies. Neither the Securityholders nor the Seller  have knowledge  of any change or proposed change to any of  the  rates set  forth in the policies listed on Exhibit 5.15 other  than  as set out in the Policies.

           5.16 Labor Matters. None of the Seller's employees are

covered  by  a collective bargaining agreement, and no collective bargaining efforts with respect to any of the Seller's  employees are  pending  or, to the knowledge of the Seller  threatened.  No labor  dispute, strike, work stoppage, employee collective action or  labor  relations  problem of any kind  which  has  materially adversely  affected or may so affect the Seller  or  any  of  its businesses or operations, is pending or, to the knowledge of  the

Seller  is  threatened. The Seller has complied in  all  material respects  with  the reporting and withholding provisions  of  the

Code  and the Federal Insurance Contribution Act and all  similar state  and  local  laws, and with the federal, state,  and  local

laws,   ordinances,  rules  and  regulations  with   respect   to

employment  and  employment practices, terms  and  conditions  of employment  and  of  the workplace, wages  and  hours  and  equal employment opportunity.

             5.17   Brokers   and   Finders.       Neither    the

Securityholder  or the Seller has incurred or become  liable  for any  commission,  fee  or other similar payment  to  any  broker,

finder,  agent  or  other  intermediary in  connection  with  the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby.

          5.18 Accounts Receivable.

                (a)   All accounts receivable of the Seller shown

on  the  audited balance sheets of the Seller as of December  31,

1996,  and  all  notes and accounts receivable  acquired  by  the

Seller   subsequent   to  December  31,  1996,   reflect   actual

transactions, have arisen in the ordinary course of business  and have  been  collected  or are now in the  process  of  collection without  recourse  to any judicial proceedings  in  the  ordinary course  of  business in the aggregate recorded  amounts  thereof,

less  the applicable allowances reflected on such balance  sheets with  respect to the accounts receivable shown thereon or set  up on  the respective books of the Seller with respect to the  notes and accounts receivable acquired subsequent to December 31, 1996.

          (b)  Except as set forth on Exhibit 5.18(b), the Seller

has  no  knowledge as to any of the Seller's accounts  receivable being  subject  to  any  lien or claim  of  offset,  set  off  or counterclaim  not  provided  for by the  Seller's  allowance  for doubtful accounts as of the date of execution hereof.

           5.19  Conflicts of Interests.  Except as described  in

Exhibit  5.19(a),  no  officer, director or  stockholder  of  the

Seller was or is, directly or indirectly, a joint investor or co-

venturer with, or owner, lessor, lessee, licensor or licensee  of any  real or personal property, tangible or intangible, owned  or used  by, or a lender to or debtor of, the Seller and the  Seller has  no  commitments  or obligations as  a  result  of  any  such transactions  prior to the date hereof. Except  as  described  in

Exhibit  5.19(b),  and except for directly or indirectly  holding less than five percent (5%) of the outstanding shares of stock in a  company  which  is  publicly traded, none  of  such  officers,

stockholders,  or  directors  own  or  have  owned,  directly  or indirectly,  individually or collectively,  an  interest  in  any entity which is a competitor, customer or supplier of (or has any existing contractual relationship with) the Seller.

          5.20 Environmental Compliance.     Exhibit 5.20(a) sets

forth  all  government agencies which substantially regulate  the

Seller's  business.  Except as listed  on  Exhibit  5.20(b),  the

Seller  has complied in all material respects with all applicable federal,  state and local laws, ordinances, rules and regulations with  respect  to its premises and its operations  and  hazardous

materials,  including,  but  not  limited  to,  all   rules   and

regulations  promulgated by the Occupational  Safety  and  Health

Administration and the Federal Communications Commission and have kept its premises free and clear of any liens and charges imposed pursuant  to  such  laws, ordinances, rules and regulations.  The

Seller  has  not received any notice that any facts or conditions exist  which  would  give rise to any violation,  claim,  charge,

penalty  or  liability  relating to any applicable  environmental laws,  rules  or regulations of any governmental body  or  agency having  jurisdiction  over the premises.  For  purposes  of  this section, "Hazardous Materials" shall include, without limitation,

any  pollutants  or  other toxic or hazardous substances  or  any solid,  liquid,  gaseous  or  thermal  irritant  or  contaminant,

including  smoke,  vapor, soot, fumes, acids, alkalis,  chemicals and  waste (including materials to be recycled, reconditioned  or

reclaimed),    flammable   materials,   explosives,   radioactive

materials,  hazardous  waste, hazardous or toxic  substances,  or related  materials, asbestos requiring treatment as a  matter  of law, or any other substance or materials defined as hazardous  or harmful,  or  requiring special treatment or special handling  by any federal, state or local environmental law, ordinance, rule or

regulation   including,  without  limitation,  the  Comprehensive

Environmental Response, Compensation and Lability Act of 1980, as

amended  (33  U.S.C.  Sections  1251,  et  seq.),  the  Hazardous

Materials Transportation Act, as amended (49 U.S.C. Section 1801,

et  seq.), the Resource Conservation and Recovery Act, as amended

(42  U.S.C.  Sections 6901 et seq.), the Occupational Safety  and

Health  Act  of 1970 and the regulations adopted and publications promulgated pursuant thereto.

           5.21  Absence of Sensitive Payments.      Neither  the

Securityholder  nor, to the knowledge of the  Securityholder  and

Seller, any of the Seller's directors, officers, or stockholders:

           (a)  has made or has agreed to make any contributions,

payments  or  gifts  of  funds or property  to  any  governmental official,  employee  or agent where either  the  payment  or  the purpose  of such contribution, payment or gift was or is  illegal under  the laws of the United States, any state thereof,  or  any other jurisdiction (foreign or domestic);

           (b)  has established or maintained any unrecorded fund

or  asset  for  any purpose, or has made any false or  artificial entries on any of its books or records for any reason; or

          (c)  has made or has agreed to make any contribution or

expenditure, or has reimbursed any political gift or contribution or  expenditure made by any other person to candidates for public office,  whether  federal, state or local (foreign  or  domestic)

where  such  contributions  were  or  would  be  a  violation  of applicable law.

           5.22 Approval of Acquisition; Related Matters. Each of

the   Securityholders   represents   and   warrants   that   such

Securityholder,  in his or her capacity as a shareholder  of  the

Seller  (i)  approves of and consents to the acquisition  as  set

forth   in   this  Agreement,  (ii)  waives  any  notice   of   a

shareholder's   meeting   or  similar  corporate   formality   in

connection  with  the  approval  of  the  transactions  described herein,  including,  without limitation, the  Acquisition,  (iii)

waives any rights to protest or object to the Acquisition  or  to the exercise of any statutory remedy owned by such Securityholder as  provided in the TGCL, (iv) has received a copy of resolutions approving the Acquisition in accordance with the TGCL,  and  (v),

to  the extent such Securityholder owes any amounts to the Seller pursuant to any Promissory Note issued by such Securityholder  to the  Seller,  consents to the use of a portion  of  the  Purchase

Price  payable  to  such Securityholder  to  pay  off  each  such

Promissory Note.

          5.23 Cessation of Seller's Business. From and after the

Closing  Date,  Seller (i) will refrain from  using  its  present corporate  name  or any variations thereof, and from  authorizing the  use  of  such name and any variations thereof by  others  in connection with any transactions of a business nature; (ii)  will not  engage  in any activity except as required to  complete  its liquidation  and  dissolution as provided for in this  Agreement;

and  (iii)  until  given written permission by Parent  or  Buyer,

Seller  will  not finally dissolve but will retain its  corporate existence in order to prosecute any action, claim for refund,  or to  obtain  for  Buyer  or  Parent, the  benefit  of  any  assets transferred or intended to be transferred by this Agreement.

                           ARTICLE VI

            REPRESENTATIONS, WARRANTIES AND CERTAIN

                 COVENANTS OF PARENT AND BUYER

      As a material inducement to induce Seller to consummate the

Acquisition under this Agreement, Parent and Buyer represent  and warrant that each of the matters set forth in this Article 6  are true  and  correct  as of the date hereof, and  acknowledge  that

Seller's  entry into this Agreement and the performance of  their obligations  hereunder are made in reliance upon the completeness and  accuracy  of  each  of the matters  set  forth  herein.  The representations and warranties being made by the Parent and Buyer shall survive as set forth in paragraph 15.12 herein.

          6.1  Organization, Standing, etc.  Parent and Buyer are

duly  organized, validly existing and in good standing under  the laws of its jurisdiction of their organization.

           6.2  Authorization, etc. The execution and delivery of

this Agreement and any other instruments or documents required to be  executed and delivered hereby, and the purchase of the assets contemplated hereby, have been authorized by such authorities  or by  such  court  of competent jurisdiction, if  any,  as  may  be required  by  applicable law and constitute a valid  and  binding obligations of Parent and of Buyer, enforceable against  them  in accordance with the terms of this Agreement.

           6.3   No  Breach or Defaults Caused by Agreement.  The

making  and  execution, delivery, and performance by  Parent  and

Buyer  of  this Agreement does and will not breach or  constitute

(with  due  notice or lapse of time or both) any default  in  any articles,  by-laws, agreements, or instruments  of  any  kind  or character to which Parent or Buyer are a signatory or a party, or by  which they may be bound, subject to, or affected, now  or  in the future.

          6.4  Governmental Approvals.  No registration or filing

with, or consent or approval of, or other action by, any federal,

state, or other governmental agency or instrumentality, which has not  been  made  or  obtained prior  to  the  execution  of  this

Agreement  by  Parent or Buyer, is or will be necessary  for  the valid  execution, delivery, and performance of this Agreement  by

Parent and Buyer.

           6.5   Survival  and Control of Seller's Business.  The

Seller's  assets, operations, and business shall remain  separate

from  Parent  and  Buyer,  and  any  of  their  Subsidiaries   or

Affiliates,  and  under  the separate and autonomous  control  of

Securityholder  after  the Closing, as a  separate  and  distinct division  of  Buyer, until Seller or Securityholder has  received all the Purchase Price, including Escrowed Stock.

           6.6   Support of TCS Division. Parent and Buyer shall,

after the Closing, use their best efforts to accommodate the  TCS

Division  of Buyer in the ordinary course of business,  including but  not  limited  to,  the  provision  of  marketing,  financial

(including  lines  of  credit and operating  capital)  and  other support  as  may  be reasonably requested by Securityholder  from time  to  time to enable the TCS Division to acquire and complete all  contracts  and  business  transactions  necessary  for  that

Division of Buyer to gross at least $25 million in gross contract revenues each year.

          6.7  Covenants Not to Compete.     All officers and key

employees  of  Buyer,  and  their  respective  Subsidiaries   and

Affiliates,  when  acquired,  owe  a  fiduciary  duty  to   their

employers,   and   have  executed  covenants   not   to   compete

substantially  identical to those required of Securityholders  in this  Agreement and their Employment Agreements, or will  at  the time  they  are acquired, and all such covenants not  to  compete are, or will be when executed, valid legal obligations of all  of those  officers  and  key employees, which  obligations  will  be enforced by Parent and Buyer.

           6.8   Employment  Agreements.   Steven's  and  Payne's

employment agreements shall be executed by both Parent and  Buyer and shall contain provisions including their rights and duties of autonomous  control  of the TCS Division as set  out  above,  and their  right  to be and remain Directors of Buyer  at  all  times during their employment.

           6.9   Brokers Fees.  Parent and Buyer represent  there

are no brokers involved in this transaction on their behalf.

            6.10  Authorized  Shares  of  Stock.    There  exists

sufficient  authorized,  but unissued,  shares  of  Arguss  Stock necessary  to enable Parent to satisfy any obligation  of  it  to issue shares of Arguss Stock pursuant to this Agreement.

           6.11  Directors and Officers.  The directors of  Buyer

immediately  prior  to the consummation of the Acquisition,  with the addition of Stevens and Payne, shall be the initial directors of  the  Buyer,  each  to  hold office  in  accordance  with  the

Certificate  of Incorporation and By-Laws of the Buyer,  and  the

officers  of Buyer immediately prior to the consummation  of  the

Acquisition shall be the initial officers of the Buyer,  in  each case  until  their  respective successors  are  duly  elected  or appointed and qualified.

           6.12  Use of Assets. Parent and Buyer, including their

subsidiaries  and affiliates, shall not be entitled  to  utilize,

control,  or  direct personnel or any other  assets  of  the  TCS

Division  without  compensation to the TCS  Division  as  may  be agreed  upon in writing in advance between the parties  affected,

until  Seller  or  Securityholder has received all  the  Purchase

Price, including Escrowed Stock.

                          ARTICLE VII

                     CONDITIONS TO CLOSING

     A.   Parent's and Buyer's Conditions.

       Parent's   and   Buyer's  obligation  to  consummate   the

Acquisition  under this Agreement shall be subject to fulfillment of  all  of the following conditions on or prior to the  Closing,

any of which may be waived in writing by Parent or Buyer.

           7.1   Performance of Agreements.    The  Seller  shall

have performed all agreements contained herein and required to be performed  by  it  prior  to or at the Closing  and  all  of  the representations and warranties made by it and Securityholders  in this Agreement shall be true and correct as of the Closing Date.

           7.2   Lack  of Material Liabilities. The Seller  shall

have  not  incurred any material liability, direct or  contingent

(as  that  term is ordinarily used), other than in  the  ordinary course  of its business, since December 31, 1996; including,  but not  limited to, any tax liability resulting from the transaction contemplated hereby, or by the Seller's compliance  with  any  of the terms and conditions hereof.

            7.3    Financial  Statements.     Parent  shall  have

received  an audited balance sheet and profit and loss  statement for the Seller as of December 31, 1996.

           7.4   Lack  of  Defaults.   No Event  of  Default  (as

defined  in  Article 14 hereof) and no event or condition  which,

with  notice  or the lapse of time, or both, would constitute  an

Event of Default, shall exist.

          7.5  Escrow Agreement.   Seller, Securityholder, Parent

and  Buyer  shall have executed the Escrow Agreements, copies  of which are attached hereto as Exhibit 7.5(a) and 7.5(b).

          7.6 -This paragraph has been intentionally deleted.

          7.7  Employment Agreements.   Stevens, Payne, and those

employees designated as key employees on Exhibit 5.14(b) and  the

Seller  shall have executed the Employment Agreements, copies  of which are attached hereto as Exhibits 7.7(a) - 7.7(e).

           7.8  Opinion of Counsel. Parent shall have received an

opinion of counsel from the attorneys for the Seller, dated as of the Closing Date, in form and substance substantially similar  to that attached hereto as Exhibit 7.8.

           7.9   Compliance Certificate.  The Seller  shall  have

delivered  to  Parent a certificate executed  by  its  President,

dated  the  Closing  Date,  certifying  the  fulfillment  of  the conditions  specified in this Article 7 and the accuracy  of  the representations and warranties contained in Article 5 hereof.

           7.10  Key-Person  Term Life Insurance.     The  Seller

shall  have  applied  for an insurance policy  on  the  lives  of

Stevens  and Payne, such policies (a) to name the Parent as  sole beneficiary, (b) to be in form and substance satisfactory to  the

Parent,  and  (c)  to  be in the amount of  Two  Million  Dollars

($2,000,000) each.

           7.11  Registration Rights Agreement.      The  Seller,

Securityholders  and Parent shall have executed the  Registration

Rights  Agreement, a copy of which is attached hereto as  Exhibit

7.11.

           7.12  Employee Stock Options.  Parent shall have taken

any  and all actions necessary, including soliciting the approval of  its  shareholders, to grant unqualified stock options to  the employees  pursuant to the plan and in the amounts designated  in

Exhibit 7.12.

           7.13  Release from Stevens and Payne.     Stevens  and

Payne  shall  execute  and  deliver to  the  Parent,  in  a  form satisfactory  to Parent's counsel, a release of  any  claim  that either  of them may have against the Seller which may impair  the

Assets   for  the  repayment  of  any  loan,  claim  for   unpaid

compensation, claim for indemnification or otherwise  except  for the  notes set forth in Exhibit 7.13 which will be paid according to their terms.

            7.14  Corporate  Documents.      Parent  shall   have

received copies of the following documents:

          (a)  a certificate of the President of the Seller dated

the  Closing Date and certifying (i) that attached thereto  is  a true  and  complete  copy  of  the  Articles  or  Certificate  of

Incorporation and Bylaws of the Seller as in effect on  the  date of  such  certification; and (ii) that attached thereto are  true and  complete  copies  of resolutions adopted  by  the  Board  of

Directors  of the Seller authorizing the execution, delivery  and performance of this Agreement, and that all such resolutions  are still  in  full  force  and effect and are  all  the  resolutions adopted in connection with the transactions contemplated by  this

Agreement; and

           (b)   such  additional supporting documents and  other

information  with respect to the assets, operations, and  affairs of  the  Seller  as Parent may reasonably request, provided  such additional  documents  and information has  been  requested  from

Seller by Parent in writing at least seven (7) days prior to  the

Closing Date.

      All  such  documents  described in (a)  and  (b)  shall  be satisfactory in form and substance to Parent and its counsel.

          7.15 Corporate Filings.  All relevant incorporation and

Acquisition   documents  shall  be  filed  with  the  appropriate

governmental  agencies and shall be attached  hereto  as  Exhibit

7.15.

          7.16 Trustee of Profit Sharing Plan.    The Buyer shall

at  Closing  cause  a  successor trustee, if necessary,  for  the

Seller's profit sharing plans to be appointed.

          7.17-Intentionally Deleted.

           7.18  Net Worth.     The Seller shall have, as of  the

Closing  Date, a Net Worth equal to $3.6 million, plus  or  minus

Five Percent (5%).

           7.19  Release  from  Key  Employees.    The  Employees

designated as Key Employees on Exhibit 5.14(b) shall execute  and deliver  to  the  Parent,  in  a form  satisfactory  to  Parent's counsel,  a  release of any claim or right that any of  them  may

have   to  purchase  stock  of  the  Seller  arising  from  their respective employment agreements or otherwise.

            7.20  Securityholder's  Guaranty  of  Seller's  Debt.

Parent   and   Buyer  shall  obtain  the  release   of   all   of

Securityholder's personal guaranties of the Seller's debt  before

the   Closing  Date,  and  provide  Securityholder  with  written confirmation of such release from the Seller's creditors  holding

Securityholder's guaranties at the Closing.

     B.   Seller's and Securityholder's Conditions.

      Seller's and Securityholder's obligation to consummate  the sale  under  this  Agreement shall be subject to  fulfillment  of

Buyer's  and  Parent's obligation to sign in paragraphs  7.5  and

7.11  above,  and  the conditions in paragraphs 7.4,  7.7,  7.12,

7.20,  7.21, and 7.22 above, and all of the following  conditions on or prior to the Closing, any of which may be waived in writing by Seller or Securityholder.

      7.21 Settlement of Claims.    Seller's insurer at the time,

Royal Insurance, shall have settled all of the claims arising out of an accident that occurred on November 27, 1995, in Titusville,

Florida, within the Seller's insurance policy limits.

     7.22 Buyer's and Parent's Performance.  The Parent and Buyer

shall have performed all agreements contained herein and required to be performed by them prior to or at the Closing and all of the representations  and warranties made by them  in  this  Agreement shall  be  true  and correct as of the Closing Date,  and  Parent shall have delivered to Securityholders a certificate executed by its President dated the Closing Date, certifying the accuracy  of the representations and warranties contained in Article 6 hereof.

                          ARTICLE VIII

                      BULK SALE PROVISIONS

           8.1   Bulk Sale Provisions. Buyer and Seller agree  to

comply  with Title 6 of the Uniform Commercial Code as  the  same applies  under TGCL; however, Seller's counsel has determined  it is inapplicable to the transaction set out in this Agreement.

                           ARTICLE IX

                 TRANSACTIONS PRIOR TO CLOSING

      Between  the  date of this Agreement and the  Closing,  the executive  officers and Board of Directors of  the  Seller  shall retain full control of the management and business of the Seller.

To  enable  Parent  to  prepare for settlement  at  the  Closing,

Parent, Securityholder and the Seller agree that between the date hereof and Closing:

            9.1   Taxes.   The  Seller  will  promptly  pay   and

discharge,  or  cause to be paid and discharged,  their  federal,

state and other governmental taxes, assessments, fees and charges imposed upon it or any of its property or assets and timely  file any  returns  and  reports  in  connection  with  the  foregoing;

provided, however, nothing herein shall require Seller to pay  or cause  to be paid any tax, assessment, fee or charge so  long  as the  validity  thereof  shall  be  contested  in  good  faith  by appropriate procedures and the Seller has set aside on its  books and maintains adequate reserves with respect thereto or for which disclosure to Parent has been made pursuant to Exhibits  5.10(a),

and (b).

           9.2   Books  of  Record and Account; Inspection.   The

Seller  will  maintain at all times proper books  of  record  and account  in accordance with GAAP, and will permit any of Parent's officers  or any of its authorized representatives or accountants to  visit  and inspect the offices and properties of the  Seller,

examine  the  Seller's books of account and  other  records,  and discuss the Seller's affairs, finances and accounts with Parent's appropriate officers and managers, legal counsel, accountants and auditors, all at normal business hours and as often as Parent may request  provided any such discussions with accountants will  not cause the Seller to incur any material cost with respect to  such accountants and legal counsel.

           9.3   Financial Reports.  The Seller shall furnish  to

Parent, within 20 days after the end of each month (and within 45 days  after  the  end  of the last month of the  Seller's  fiscal year),  an unaudited financial report of the Seller, which report shall  include profit and loss statement, a consolidated  balance sheet, a cash flow analysis, and such other financial information that Parent may reasonably request.

          9.4  Insurance.

           (a)   The  Seller  will maintain in  effect  liability

insurance,  property insurance, worker's compensation  insurance,

the  life  insurance  policies referenced in paragraph  7.10  and extended  coverage insurance on its personal property  referenced in  paragraph  5.15 above, with responsible insurance  companies,

against  such risks as are customarily insured against by similar businesses  operating in the same vicinity, and  in  amounts  not less than those (i) recommended by major insurance companies  for similar  businesses or (ii) required by governmental  authorities having jurisdiction over all or part of the Seller's operations.

           9.5   Notification.  The Seller will, within  two  (2)

business days, advise Parent in writing of the following:

               (a)  The occurrence of an Event of Default;

                (b)   The  filing  of  any  suit,  action,  other

proceeding  against  the  Seller or any investigation  which  the

Seller  learns is pending or threatened against it, if the amount involved  or  at  risk  by  nature of such  suit,  action,  other proceeding or investigation exceeds Seventy-Five Thousand Dollars

($75,000);

                (c)   The  filing, recording or assessment  of  a

federal, state or local tax lien against the Seller or any of its assets other than in the ordinary course of business;

                (d)   The occurrence of any reportable event with

respect  to any employee benefit plan of the Seller or  which  is subject to the provisions of ERISA, including a statement setting forth  details as to the reportable event and the action proposed to  be  taken  with respect thereto, together  with  a  copy,  if available,  of the notice of such reportable event given  to  the

Pension Benefit Guaranty Corporation; and

                (e)  Any other condition, act or event which  the

Seller  in its good faith judgment believes will adversely affect

Parent's or Buyer's rights under this Agreement.

           9.6   Corporate Existence.  The Seller  shall  at  all

times  cause  to  be  done every act necessary  to  maintain  and preserve its existence, rights, franchises, and certifications in the  jurisdictions of their incorporation and to remain qualified

as   foreign   corporations  in  every  jurisdiction   in   which

qualification is required.

           9.7   Maintenance  of Properties.   The  Seller  shall

maintain or cause to be maintained in good repair, working  order and  condition all tangible properties required for its  business and  from  time to time make or cause to be made all  appropriate repairs and replacements thereof.

           9.8   Trade  Secrets.  The Seller will  use  its  best

efforts  to maintain the confidentiality of any Business Property

Rights of the Seller and will seek to restrict the ability of any employee  having  knowledge  of such proprietary  information  or trade  secrets from competing with the Seller through  employment and non-competition agreements and similar agreements.

          9.9  Acquisitions and Other Transfers.  The Seller will

not  (i)  merge or consolidate with any person, firm, association or  corporation, (ii) transfer, sell, assign, lease or  otherwise abandon or dispose of (whether in one transaction or a series  of transactions)  any  material part of its  assets  except  in  the normal  course of business if such transaction would  reduce  the net  worth of the Seller substantially below $3.6 million,  (iii)

change  the nature of its business, (iv) create any subsidiaries,

or (v) liquidate, dissolve or cease active business operations.

           9.10  Certificate of Incorporation  and  Bylaws.   The

Seller   will   not   amend  its  Articles  or   Certificate   of

Incorporation or Bylaws if the result of any such amendment  will have an adverse effect on Parent's rights under this Agreement.

           9.11 Judgments and Liens.  The Securityholders or  the

Seller  shall  not create, incur, assume or permit to  exist  any mortgage, lien, security interest, charge or encumbrance  on  any property or assets now owned or hereafter acquired by the  Seller except:

                (a)  Liens arising out of judgments or awards (i)

which  have been in force less than the applicable appeal  period so long as execution is not levied thereunder, or (ii) in respect of  which the Seller shall in good faith be prosecuting an appeal or  proceedings  for review and in respect of  which  the  Seller shall  have  secured a subsisting stay of execution pending  such appeal or proceedings for review;

                (b)  Liens for taxes, assessments or governmental

charges or levies, provided payment thereof shall not at the time be required;

                (c)   Deposits, liens, bonds or pledges to secure

payment   of   worker's  compensation,  unemployment   insurance,

pensions  or  other social obligations, surety,  stay  or  appeal bonds,  or  other  similar obligations arising  in  the  ordinary course of business;

                  (d)     Mechanic's,   worker's,    repairmen's,

warehousemen's,  vendor's, or carrier's liens, or  other  similar liens  arising  in the ordinary course of business  and  securing sums which are not past due, or deposits or pledges to obtain the release of any such liens;

               (e)  Liens arising by operation of law under lease

agreements  made in the ordinary course of business and  confined to the property rented;

               (f)  Liens on property securing the purchase price

of  property acquired after the date hereof provided that each of such  lien  (i)  is  given  solely  to  secure  indebtedness  not exceeding one hundred percent (100%) of the lesser of the cost or fair  market value of such property, (ii) does not extend to  any other  property and (iii) is given at the time of acquisition  of the property;

                (g)  Presently outstanding liens, including lines

of credit and accounts receivable financing presently utilized by the Seller;

                (h)  liens and encumbrances securing indebtedness

to Senior Creditors; and

                 (i)    Extension,   renewal  or   refunding   of

indebtedness  secured by liens permitted by this paragraph  9.11,

provided that the then outstanding amount of such indebtedness is not  increased and such liens do not extend to property not  then encumbered thereby.

           9.12  Issuance of Capital Stock.  The Seller will  not

issue  any of its capital stock to any person or entity or  grant any person or entity an option, warrant, convertible security  or any other right or agreement to acquire any shares of its capital stock, without the prior written consent of Parent.

          9.13 Purchase of Securities or Assets.  The Seller will

not  purchase  the  outstanding equity securities  of  any  other person,  firm,  association  or corporation,  except  obligations issued or guaranteed by the United States government or any state or  political subdivision thereof or other short-term instruments normally  marketed  by banks and nationally recognized  brokerage firms,  provided  nothing herein shall restrict the  Seller  from maintaining  accounts with federally insured banking institutions or money market funds.

           9.14  Declaration of Dividends, etc.  The Seller  will

not  (i)  make, pay or declare any distributions or dividends  of cash  or  property  with respect to its issued shares  of  Common

Stock;   (ii)  directly  or  indirectly  redeem,  repurchase   or

otherwise  reacquire  any  shares  of  its  Common  Stock;  (iii)

increase  the  salary  or  pay  any  bonuses  or  other  form  of additional compensation to any management employees, officers  or directors  of the Seller, if such action decreases the net  worth of the Seller substantially below $3.6 million.

           9.15  Payments  to Officers.  Except as  described  on

Exhibit 9.16, the Seller shall not loan or advance any amount to,

or  sell,  transfer  or  lease any properties  or  assets  (real,

personal or mixed, tangible or intangible), to, or enter into any agreement  or arrangement with, any of the Seller's  officers  or directors,  except  for  compensation  to  officers  pursuant  to existing  agreements,  copies of which  have  been  delivered  to

Parent,  and  reimbursement of expenses incurred by employees  of the Seller in connection with their employment.

           9.16  Indebtedness.  The Seller shall  not  incur  any

indebtedness for borrowed money, including pension fund loans, or purchase money indebtedness or guarantee any such indebtedness or issue  or sell any debt securities of the Seller or guarantee  in

any  manner  (including,  without  limitation,  by  agreeing   to

maintain  the  financial condition of another  person)  any  debt securities  of others, provided, however, that the  Seller  shall have  the  right to incur indebtedness in the ordinary course  of

business   for  office  furniture,  equipment,  trade   payables,

machinery  and  vehicles,  including through  existing  lines  of credit and accounts receivable financing of Seller.

           9.17  Expenditures.  The Seller  shall  not  make  any

capital  investments  or capital expenditures  in  excess  of  an aggregate  of Seventy-Five Thousand Dollars ($75,000)  which  are outside  of the ordinary course of the Seller's business, without the consent of Parent.

           9.18  Employee  Benefit Plans.  The Seller  shall  not

adopt  any  new  Employee Benefit Plans but may  expand  existing benefits subject to the approval of the Board of Directors.

           9.19  Material  Contracts.   Except  as  described  on

Exhibit  9.20, the Seller shall not enter into, assume, renew  or permit  to be renewed (including by not giving a permitted notice of  termination)  any contract, lease or obligation  outside  the ordinary  course  of  business.  Except as  expressly  set  forth therein, the Seller shall not modify, amend, terminate, waive  or release  any benefit or right under any employment agreement,  or any  other  material agreement to which the Seller  is  a  party,

without the prior written consent of Parent.

           9.20  Non-business Assets.  The Seller shall not apply

any  corporate  funds  toward the payment  of  any  principal  or interest  due  or  owing for the purchase  of  any  non-corporate assets.

                           ARTICLE X

                    COVENANTS NOT TO COMPETE

           10.1 Covenant Not to Compete.  Except as authorized by

Buyer  and  Parent  or  by  the  terms  of  this  Agreement,   no

Securityholder  shall,  directly or  indirectly,  alone  or  with others,  enter  into  any business related to  the  construction,

reconstruction, maintenance, repair and expansion of CATV,  SMATV systems  and  any other related systems in the telecommunications industry within the United States for a period of three (3) years from  the  date  of  Closing.  Further, no Securityholder  shall,

during  such period, disclose, divulge, communicate, use  to  the detriment of the Buyer or Parent or for the benefit of any  other

person   or   persons,  or  use  in  any  way,  any  confidential

information  or  trade secrets of the Seller, including  customer

list,   personnel  information,  and  other  similar  data.    In

addition, no Securityholder shall, during such period,  (i)  hire or  attempt to hire any employee of the Seller, or Buyer, or (ii)

interfere with any contract or other relationship of the  Seller,

or  Buyer,  and  any  of  their  customers  or  suppliers.   Each

Securityholder  agrees  that if they violate  the  covenants  set forth  in  this paragraph, Parent and Buyer shall be entitled  to injunctive  relief,together with reasonable attorney's  fees  and damages, from the Securityholder breaching this provision.

                           ARTICLE XI

        INDEMNIFICATION BY SECURITYHOLDER AND THE SELLER

      Each Securityholder and the Seller, to the extent set forth in  this  Article, shall indemnify and hold harmless  Parent  and

Buyer in respect to the following:

     11.1 Indemnification by the Securityholders and the Seller.

           (a)   Breach.   Subject  to  the  provisions  of  this

paragraph  11.1  and  except as otherwise more  specifically  set forth herein, each of the Securityholders and the Seller (each in his  or  her  capacity as an indemnifying party, an "Indemnifying party")  covenants and agrees to jointly and severally indemnify,

defend,  protect, and hold harmless each of Parent and Buyer  and each of their respective Subsidiaries and Affiliates (each in its capacity  as an indemnified party, an "Indemnitee") at all  times from and after the date of this Agreement as set out in paragraph

11.1(h) below, from and against all Adverse Consequences incurred by such Indemnitee as a result of or incident to (i) any material breach  of  any representation or warranty of the Seller  or  the

Securityholders  set forth in Article 5 of this  Agreement,  (ii)

any  material  breach  or nonfulfillment by  the  Seller  or  the

Securityholders of, or any material noncompliance by  the  Seller

or   the  Securityholders  with,  any  covenants,  agreement,  or obligation  contained  herein  or in  any  certificate  or  other document  delivered in connection herewith, (iii) all  damage  or deficiency resulting directly from the material inaccuracy of any list,  certificate or other instrument delivered by or on  behalf of  Securityholder or the Seller in connection herewith,  whether made  as  of the date hereof, or as of the Closing Date hereunder or  otherwise,  or  resulting  from the  non-fulfillment  of  any agreement  on the part of Securityholder or the Seller  contained in  this  Agreement or made in connection with  the  transactions contemplated  hereby,  except all losses,  liabilities,  damages,

costs   and  expenses  (including  reasonable  attorney's  fees),

incurred  by  Parent  or  Buyer if this Agreement  is  terminated pursuant  to  Article 13 hereof, which shall not  exceed  Fifteen

Thousand Dollars ($15,000).

           (b)   Environmental Indemnification.  The Seller,  and

Securityholder shall jointly and severally, hereby indemnify each

Indemnitee and hold each Indemnitee harmless from and against any and  all  damages,  losses, liabilities, costs  and  expenses  of removal, relocation, elimination, remediation or encapsulation of

any   Hazardous   Materials  (as  defined  in  paragraph   5.20),

obligations,  penalties, fines, impositions, fees,  levies,  lien removal  or  bonding costs, claims, actions,  causes  of  action,

injuries,  administrative orders, consent agreements and  orders,

litigation,  demands,  defenses, judgments,  suits,  proceedings,

disbursements   or   expenses  (including   without   limitation,

attorney's and experts' reasonable fees and disbursements) of any kind  and nature whatsoever resulting from the operation  of  the

Seller's  business prior to the Closing Date: (i)  which  (x)  is imposed upon, or incurred by, Parent by reason of, relating to or arising  out of the violation by the Seller prior to the  Closing

of   any   environmental  laws,  rules  or  regulations  of   any

governmental  body  or  agency  having  jurisdiction   over   the

premises, or (y) arises out of the discharge, dispersal, release,

storage,  treatment,  generation,  disposal  or  escape  of   any

Hazardous Materials, on or form the premises prior to the Closing

Date,  or (z)  arises out of the Seller's use, specification,  or

inclusion   of  any  product,  material  or  process   containing

Hazardous  Materials,  or  the Seller's  failure  to  detect  the existence or proportion of Hazardous Materials in the soil,  air,

surface  water  or  groundwater, or the Seller's  performance  or failure  to  perform  the  abatement of any  Hazardous  Materials source  prior to the Closing Date or the Seller's replacement  or removal  of  any  soil,  water,  surface  water,  or  groundwater containing  Hazardous Material prior to the Closing Date;  and/or

(ii)  is  imposed upon, or incurred by, Parent by  reason  of  or

relating    to   any   material   breach,   act,   omission    or

misrepresentation of the Seller contained in paragraph 5.20.

           (c)   Tax  Matters.    Seller and each  Securityholder

shall  jointly and severally indemnify each Indemnitee  from  and against all Adverse Consequences incurred by any Indemnitee as  a result  of any taxes imposed on or levied against Buyer,  Parent,

or  any of their subsidiaries, or the Assets, as a result of  any material  breach of the representations and warranties of  Seller or  Securityholder made in paragraph 5.10 hereof,  including  any taxes imposed on the Assets prior to the Closing Date, or imposed upon  Seller  or the Assets for any taxable year or  period  that ends  on or before the Closing Date, or due to any conversion  of the  Seller  from  a  cash  basis to an accrual  basis  taxpayer,

including the failure of the Securityholder to report as  taxable income  the cumulative adjustment to an accrual basis as provided in  paragraph  3.3 herein.  This indemnity specifically  excludes any taxes that may be imposed upon Parent or Buyer as a result of

the   disqualification  of  this  transaction  as  a   tax   free

reorganization under the Code.

                (i)  The Seller shall furnish to Parent copies of

the  federal, state, and local tax returns of the Seller for  the period  ending on the Closing Date at least seven (7) days before filing such returns.

                 (ii)  Except  as  otherwise  provided  in   this

Agreement,  Parent  shall have the sole right  to  represent  the interests of any Indemnitee in any tax audit or administrative or court  proceeding  relating  to  any  taxable  period,  including without  limitation taxable periods ending on or before  Closing,

and  to,  on  behalf of any such Indemnitee, agree to compromise,

settle, or contest any tax claims in connection therewith in  its sole  discretion. Nothing  contained in this paragraph  shall  be construed  as  giving  Parent or any other  party  the  right  to

represent  the  interests  of  any  Indemnifying  Party  in   any

proceeding or audit.

          (d)  Broker Fee.    Each Indemnifying Party jointly and

severally  indemnifies each Indemnitee from any claim made  by  a broker,  finder, agent or other intermediary against  the  Seller after Closing in connection with the negotiation or execution  of

this   Agreement   or  the  consummation  of   the   transactions

contemplated hereby.

           (e)  Set-Off.  Parent shall not be entitled to set-off

the  Securityholder's  or the Seller's liability  to  Parent  for indemnification  under this Article 11, until after  any  dispute regarding  such  liability has been resolved by  the  parties  or otherwise by final judgment of a court of competent jurisdiction,

at which time the amount of liability may be credited against the

Arguss  Stock  being held in escrow pursuant to  Section  2.2(b),

first  by reducing the amount of Registered Arguss Stock. In  the event that Parent desires to exercise its rights pursuant to this paragraph, the amount of any liability alleged by the  Parent  in

writing   which  is  disputed  in  writing  by  the   Seller   or

Securityholders  shall remain in escrow until  such  dispute  has been  finally resolved.  If any such dispute is resolved  against

Parent  in whole or in part, Securityholder shall be entitled  to interest  at  the maximum legal rate on all amounts of  liability alleged by Parent but not finally awarded Parent during the  time such  amounts  remain in escrow, in addition to  any  other  sums

Securityholder may be awarded.

           (f)   Costs and Expenses. Except as otherwise provided

in  this  Agreement,  all amounts indemnified  pursuant  to  this

Article  11  shall  include  all  costs  and  expenses   of   the

Indemnitee,  including, but not limited  to,  the  costs  of  any actions,  reasonable attorneys fees, and other expenses necessary to enforce the rights granted hereunder.

           (g)   Termination of Seller's Obligation.     Seller's

obligation  to indemnify Parent, or to contribute  to  any  party indemnifying Parent, pursuant to this Article 11 shall expire  as of  the  date Seller is dissolved pursuant to paragraphs 1.3  and

5.23 of this Agreement.

            (h)    Termination  of  Securityholder's  Obligation.

Securityholders'  obligation to indemnify any Indemnitee,  or  to contribute to any party indemnifying any Indemnitee, pursuant  to this  Article 11, shall, except in the event of actual  fraud  or intentional  non-disclosure, as to the tax matters  in  paragraph

11.1(c) above expire six (6) years from the Closing Date, and  as to  all  other  matters expire three (3) years from  the  Closing

Date.

           11.2  No  Circular  Recovery.     Each  Securityholder

hereby  agrees  that  he  or she will  not  make  any  claim  for indemnification against either Parent or Buyer by reason  of  the fact  that he or she was a director, officer, employee, agent  or other  representative of the Seller or any  of  its  Subsidiaries

(whether  such claim is for Adverse Consequences of any  kind  or otherwise  and  whether such claim is pursuant  to  any  statute,

charter,  by-law,  contractual  obligation  or  otherwise)   with

respect  to any claim for indemnification brought by Parent,  the

Buyer,  and their respective Subsidiaries and Affiliates  against the Securityholders.

                          ARTICLE XII

            INDEMNIFICATION BY PARENT AND THE BUYER

      The  Parent and the Buyer, to the extent set forth in  this

Article,  shall  indemnify  and hold  harmless  Seller  and  each

Securityholder in respect to the following:

     12.1 Indemnification by the Parent and the Buyer.

           (a)   Breach.    Subject  to the  provisions  of  this

Section 12.1 and except as otherwise more specifically set  forth herein, the Parent and the Buyer (each as an indemnifying  party,

an  "Indemnifying  party") covenants and agrees  to  jointly  and severally  indemnify, defend, protect, and hold  harmless  Seller and  each Securityholder and each of their respective heirs (each in  its capacity as an indemnified party, an "Indemnitee") at all times  from  and after the date of this Agreement as set  out  in

paragraph   12.1(e)   below,  from  and   against   all   Adverse

Consequences  incurred  by such Indemnitee  as  a  result  of  or incident  to  (i)  any material breach of any  representation  or warranty  of  the Parent or the Buyer set forth in Article  6  of this Agreement, (ii) any material breach or nonfulfillment by the

Parent or the Buyer of, or any noncompliance by the Parent or the

Buyer  with,  any  covenants, agreement, or obligation  contained herein  or  in  any  certificate or other document  delivered  in connection  herewith,  (iii) all damage or  deficiency  resulting directly from the material inaccuracy of any list, certificate or other instrument delivered by or on behalf of Parent or the Buyer in connection herewith, whether made as of the date hereof, or as of the Closing Date hereunder or otherwise, or resulting from the non-fulfillment  of any agreement on the part of  Parent  or  the

Buyer contained in this Agreement or made in connection with  the transactions contemplated hereby.

           (b)  Tax Matters.   Parent and Buyer shall jointly and

severally indemnify each Indemnitee from and against all  Adverse

Consequences  incurred by any Indemnitee as a  result  any  taxes imposed  upon  or  levied against Seller or Securityholder  as  a result  of  Parent's or Buyer's operations prior to  the  Closing

Date, including any taxable year or period that ends on or before the Closing Date.  This indemnity specifically excludes any taxes that may be imposed upon Seller or any Securityholder as a result of  the  disqualification  of  the  transaction  as  a  tax  free reorganization under the Code.

          (c)  Broker Fee.    Each Indemnifying Party jointly and

severally  indemnifies each Indemnitee from any claim made  by  a broker,  finder, agent or other intermediary against  the  Seller after Closing in connection with the negotiation or execution  of

this   Agreement   or  the  consummation  of   the   transactions

contemplated thereby.

           (d)   Costs and Expenses. Except as otherwise provided

in  this  Agreement,  all amounts indemnified  pursuant  to  this

Article  12  shall  include  all  costs  and  expenses   of   the

Indemnitee,  including, but not limited  to,  the  costs  of  any actions,  reasonable attorneys fees, and other expenses necessary to enforce the rights granted hereunder.

           (e)   Termination of Parent's and Buyer's  Obligation.

Parent's  and Buyer's obligation to indemnify any Indemnitee,  or to  contribute to any party indemnifying any Indemnitee, pursuant to this Article 12, shall, except in the event of actual fraud or intentional  non-disclosure, as to the tax matters  in  paragraph

12.1(b) above expire six (6) years from the Closing Date, and  as to  all  other  matters expire three (3) years from  the  Closing

Date.

                          ARTICLE XIII

                          TERMINATION

           13.1 Termination by Parent or Buyer.    This Agreement

may  be terminated by Parent, on or before the Closing Date, upon the occurrence of the following:

           (a)  If any of the conditions specified in Article  7,

paragraph 7.1 through 7.20 shall not have been met prior  to  the

Closing Date.

           (b)   If  an  event of default, as defined in  Article

14.1,  has occurred, and has not been cured during any applicable cure period.

      If  Parent or Buyer terminates this Agreement because of  a failure of any one or more of the conditions set forth above, the

Parent  or  Buyer shall be indemnified pursuant to the terms  and conditions  of  Article  11  for any  damage,  cost  or  expense,

including reasonable attorneys' fees, incurred as a result of the preparation  of  this  Agreement, or  otherwise,  not  to  exceed

Fifteen Thousand Dollars ($15,000).

           13.2 Termination by Securityholder or Seller.     This

Agreement may be terminated by Securityholder or Seller,  without liability  to Buyer or Parent, on or before the Closing  Date  if any  of  the  conditions specified in Article  6  or  Article  7,

paragraphs  7.4, 7.5 (failure of Buyer or Parent to  sign),  7.7,

7.11  (failure of Buyer or Parent to sign), 7.12, 7.20, 7.21,  or

7.22  shall  not have been met prior to Closing, or an  event  of default,  as  defined in Article 14.3 has occurred, and  has  not been cured during any applicable cure period.

                          ARTICLE XIV

                            DEFAULT

            14.1  Events  of  Seller's  Default.    It  shall  be

considered  an Event of Default of Seller if any one or  more  of the following events shall occur:

            (a)    If   any   statement,   certificate,   report,

representation or warranty of a material nature made or furnished by  the Seller or Securityholder under this Agreement shall prove to have been false or erroneous in any material respect.

           (b)   The occurrence of any event of material  default

under  any  other  financing agreement,  note,  lease,  mortgage,

security  agreement, factoring agreement or any other  obligation of  the  Seller the result of which will have a material  adverse effect  on the Assets unless any such event of default  shall  be timely cured under any applicable cure provision or waived by the person to whom or to which the Seller is obligated or indebted.

           14.2  Waiver  by Parent or Buyer.     Any  failure  by

Parent  or  Buyer  to  insist  upon  strict  performance  by  the

Securityholder  or the Seller of any of the terms and  provisions of  this Agreement, shall not be deemed to be a waiver of any  of the  terms and conditions hereof and Parent shall have the  right thereafter  to  insist  upon strict performance  thereof  by  the

Securityholder or the Seller.

            14.3  Events  of  Parent's  Default.   It  shall   be

considered  an  Event  of  Default of Parent  if  any  statement,

certificate,  report, representation or warranty  of  a  material nature  made  or  furnished by the Parent  or  Buyer  under  this

Agreement  shall  prove to have been false or  erroneous  in  any material respect.

           14.4  Waiver  by  Seller  or  Securityholder.      Any

failure  by  Seller  or  Securityholder  to  insist  upon  strict performance  by  the  Parent or Buyer of any  of  the  terms  and provisions of this Agreement, shall not be deemed to be a  waiver of  any  of  the  terms  and conditions  hereof  and  Seller  and

Securityholder  shall have the right thereafter  to  insist  upon strict performance thereof by the Parent or the Buyer.

                           ARTICLE XV

                         MISCELLANEOUS

           15.1  Costs.     Except for expenses relating  to  the

preparation  of the Audit, each party shall pay its own  expenses incident  to the transaction contemplated hereby, including  fees and  expenses  of  their  attorneys, accountants,  appraisers  or consultants, whether or not those transactions are consummated at

Closing,   subject   to  the  indemnification   and   termination

provisions hereof.

           15.2 Sales Taxes.   All state sales taxes incident  to

the  transfer of tangible personal property from Seller to  Buyer shall be divided between the parties and remitted as required  by law.

          15.3-This paragraph has been intentionally deleted.

          15.4 Relationships to Other Agreements. In the event of

a  conflict  between any of the provisions of this Agreement  and any  other  agreement  relating to this transaction  between  the

Securityholder, Seller, Buyer, and Parent, the provisions of this

Agreement shall control.

           15.5 Titles and Captions.     All article or paragraph

titles  or  captions  in this Agreement are  for  convenience  of reference and are not part of this Agreement and shall in no  way define,  limit,  extend  or  describe  the  scope  or  intent  of provisions herein.

           15.6 Exhibits. The Exhibits and Schedules referred  to

herein are hereby made a part hereof.

           15.7  Applicable  Law.     This  Agreement  is  to  be

governed   by,  and  construed,  interpreted,  and  enforced   in

accordance with the laws of Delaware.

           15.8 Binding Effect and Assignment.     This Agreement

shall  be  binding upon and inure to the benefit  of  the  heirs,

successors  and  assigns  of  the  parties.  Notwithstanding  the foregoing,  no party shall have any right to assign  any  of  its rights  or  obligations under this Agreement  without  the  prior written consent of the other parties hereto.

           15.9 Notices.  All notices, requests, instructions, or

other  documents required hereunder shall be deemed to have  been give  or  made  when delivered by registered or  certified  mail,

return  receipt  requested, postage prepaid or  by  messenger  or overnight delivery service to:

If Securityholder Stevens then:    Scott Stevens
                                        TCS Communications, Inc.
                                         34931  U.S.  Highway  19
North
                                        Suite 300
                                        Palm Harbor, FL 34684

Counsel for Stevens:               David B. Black
                                          636   Hawthorne  Street
Houston, Texas 77006-4059

If Securityholder Payne then:      Bobby J. Payne
                                        TCS Communications, Inc.
                                         34931  U.S.  Highway  19
North
                                        Suite 300
                                        Palm Harbor, FL  34684

Counsel for Payne:                 David B. Black
                                          636   Hawthorne  Street
Houston, Texas 77006-4059

If Securityholder Hutcheison:      Laurie Hutcheison
                                        TCS Communications, Inc
                                         34931  U.S.  Highway  19
North
                                        Suite 300
                                        Palm Harbor, FL 34684

Counsel For Hutcheison:            David B. Black
                                          636   Hawthorne  Street
Houston, Texas 77006-4059


If Parent then:                    Arguss Holdings, Inc.
                                        One Church Street
                                        Suite 302
                                        Rockville, Maryland 20850
                                        Attn: Haywood Miller


Counsel for Parent:                Bleecker & Bleecker
                                        51 Monroe Street
                                        Suite 1210
                                        Rockville, Maryland 20850
                                        Attn: Steven S. Bleecker

If Buyer then:                     White Mountain Cable
                                     Construction Corp.
                                        Route 4
                                        Epsom, N.H. 03234

Counsel for Buyer:                 Bleecker & Bleecker
                                        51 Monroe Street
                                        Suite 1210
                                        Rockville, Maryland 20850
                                        Attn: Steven S. Bleecker

      Any  party  may  from time to time give the others  written notice of a change in the address to which notices are to be sent and of any successors in interest.

             15.10        Severability.     Inapplicability    or

unenforceability  of  any provision of this Agreement  shall  not impair the operation or validity of any other provision hereof.

           15.11     Acceptance or approval.  By accepting all or

approving  anything  required  to  be  observed,  performed,   or

fulfilled,  or  to  be  given  to  any  party  pursuant  to  this

Agreement,  including,  but  not  limited  to,  any  certificate,

balance  sheet,  statement of profit or loss or  other  financial statement, or insurance policy, that party shall not be deemed to

have    accepted   or   approved   the   sufficiency,   legality,

effectiveness  or  legal effect of the  same,  or  of  any  term,

provision, or condition thereof as to third parties.

          15.12     Survival. All covenants, representations, and

warranties made by the Securityholder, Seller, Parent  and  Buyer in  this  Agreement  shall survive the Closing  hereunder  for  a period of three (3) years, except those as to tax matters,  which shall survive the Closing for a period of six (6) years.

          15.13     Entire Agreement.   This Agreement, including

all  Exhibits, constitutes the entire agreement among the parties hereto  pertaining to the subject matter hereof,  and  supersedes all  prior  agreements and understanding pertaining  thereto.  No covenant,  representation, or condition  not  expressed  in  this

Agreement  shall  affect  or be deemed to  interpret,  change  or restrict  the express provisions hereof and no amendments  hereto shall  be valid unless made in writing and signed by all  parties hereto.

          15.14     Counterparts.  This Agreement may be executed

in  any  number  of  counterparts, all of  which  together  shall constitute one instrument.

           15.15      Security  Matters.   The shares  of  Arguss

Stock  being issued pursuant to this Agreement are not registered under  the  Securities act of 1933, as amended (the "1933  Act"),

and are being issued without registration on the grounds that the sale  of Arguss Stock hereunder is exempt from registration under the  1933  Act  pursuant  to Section 4(2)  thereof  and  Parent's reliance  on  such  exemption is predicated  on  Securityholder's representations set forth herein.

      This  Agreement  is made in reliance upon  Securityholder's representations to Parent that the shares of Arguss Stock will be acquired  for  investment and not with a  view  to  the  sale  or distribution  of any part thereof, and that Securityholders  have no  present  intention of selling, granting participation  in  or otherwise distributing the same.

     Securityholder hereby represent that they are experienced in evaluating  and investing in companies such as the  Parent,  have such  knowledge and experience in financial and business  matters as  to  be  capable of evaluating the merits and  risks  of  this investment,  and have the ability to bear the economic  risks  of this  investment. Securityholders further represent  that  during the  course  of the transaction they have had the opportunity  to ask  questions  of, and receive answers from, representatives  of

Parent concerning the Parent.

      Securityholders hereby agree that the Arguss Stock may  not be  transferred  without registration under the 1933  Act  or  an exemption  therefrom,  and that in the absence  of  an  effective

Registration  Statement  covering  that  Arguss  Stock,   or   an

available  exemption from registration under the 1933  Act,  that

Arguss  Stock  must  be  held indefinitely.  In  particular,  and without  limiting the foregoing, Securityholders are  aware  that

Arguss  Stock  may be not sold pursuant to Rule  144  promulgated under the 1933 Act unless all conditions of that Rule are met.

      Securityholders  hereby agree that in no  event  will  they transfer  any  of  that Arguss Stock other than  pursuant  to  an effective Registration Statement under the 1933 Act, or  pursuant to the conditions of any legend appearing on said Arguss Stock.

      15.16      Preparation and Filing of SEC Documents.      If

and  whenever,  as  a  result  of  the  transaction  contemplated hereunder, the Parent is under an obligation to provide financial information to, or prepare a filing of any kind with, the  United

States       Securities   and   Exchange   Commission    ("SEC"),

Securityholder shall assist the Parent in preparing  any  audited financial  statements required by the SEC for this  purpose.  The cost of preparing any such financial statements shall be borne by the Parent.

      15.17      Attorney's Fees.    If any action at law  or  in

equity, including an action for declaratory relief, is brought to enforce  or  interpret  the provisions  of  this  Agreement,  the

prevailing   party  shall  be  entitled  to  recover   reasonable

attorney's fees from the other party, which fees may  be  set  by the  court  in the trial of such action or may be enforced  in  a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

      15.18     Mediation.     If either party considers bringing

an action against the other party for a breach of this Agreement,

to  enforce  any term of this Agreement, or resolve  any  dispute arising  out  of  or concerning any provision of this  Agreement,

then  the party contemplating that action shall first notify  the other  party in writing, and the parties shall thereafter, within five (5) days, enter into mediation to settle the matter.  If the parties,  through  their counsel, cannot agree upon  a  mediator,

their  counsel shall agree on a third party, who may be a  Judge,

whose  selection of a mediator shall be binding on  the  parties.

Neither party shall be liable to the other for attorneys fees  or costs  incurred in any such mediation, regardless of the outcome,

and  the  cost  of  the mediator shall be paid one-half  by  each

party.   The parties agree that no action of any kind, at law  or

in  equity,  shall  be filed in any court for a  breach  of  this

Agreement,  to enforce any term of this Agreement, or to  resolve any  dispute arising out of or concerning any provision  of  this

Agreement,  without first entering into mediation to  settle  the matter, as set out in this paragraph.

      IN  WITNESS WHEREOF, the parties hereto have executed  this

Agreement on the day and year first written.

ATTEST:                            ARGUSS HOLDINGS, INC.


                                   By:

                                   Title:

ATTEST:                            TCS COMMUNICATIONS, INC.


                                   By:

                                   Title:



WITNESS:


                                   SCOTT A. STEVENS




                                   BOBBY J. PAYNE




                                   LAURIE HUTCHEISON


ATTEST:                            WHITE MOUNTAIN CABLE
                                   CONSTRUCTION CORP.



                                   By:


                                   Title: